UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 13, 2020

Essential Utilities, Inc.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-06659	23-1702594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue
Bryn Mawr, Pennsylvania	19010-3489
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 527-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.50 par value	WTRG	New York Stock Exchange
6.00% Tangible Equity Units	WTRU	New York Stock Exchange

Explanatory Note:

The Current Report on Form 8-K/A supplements the Current Report on Form 8-K to confirm that Essential Utilities, Inc. (the “Company”) will file any financial statements and pro forma financial information related to the Peoples Natural Gas Acquisition within the time period required by the applicable SEC regulations. The Item 2.01 disclosure in the original Form 8-K filing is repeated below for convenience.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 16, 2020 (the “Closing Date”), the “Company completed the acquisition (the “Peoples Natural Gas Acquisition”) from LDC Parent LLC, a Delaware limited liability company (the “Seller”) of all of the issued and outstanding limited liability company membership interests of LDC Funding LLC, a Delaware limited liability company (“LDC”). LDC is the ultimate parent of Peoples Natural Gas Company, a Pennsylvania limited liability company, Peoples Gas Company, a Pennsylvania limited liability company, Peoples Gas WV LLC, a West Virginia limited liability company, Peoples Gas Kentucky, a Kentucky limited liability company and Delta Natural Gas Co., Inc., a Kentucky corporation, all of which are natural gas public utility companies subject to regulation in the states in which such companies operate. The Peoples Natural Gas Acquisition was completed in accordance with the terms of the previously announced Purchase Agreement, entered into on October 22, 2018 and disclosed in the Company’s Current Report on Form 8-K filed on October 23, 2018, between the Company and the Seller (the “Purchase Agreement”).

The Company completed its acquisition for $3.465 billion in cash.  Pursuant to the Purchase Agreement, the amount paid at closing is subject to adjustment upon completion of a closing balance sheet and the finalization of other adjustments that may occur over the next several months.  The estimated purchase price paid by the Company was $4.275 billion and adjusted by $43.9 million for an estimated change in working capital, certain estimated capital expenditures of $247.5 million, and the assumption of $1.101 billion of indebtedness of LDC as of the Closing Date, which includes approximately $920.1 million of senior notes and $181 million of short term debt issued by PNG Companies, LLC, a Delaware limited liability company and wholly owned direct subsidiary of LDC.

The Company also terminated the remaining previously disclosed commitment (the “Bridge Commitment”) it had received from Goldman Sachs Bank USA and Royal Bank of Canada in October 2018 in connection with its entry into the Purchase Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby (including, without limitation, the Peoples Natural Gas Acquisition) in this Current Report on Form 8-K is only a summary and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 23, 2018, and is hereby incorporated by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

The required financial statements and pro forma financial information related to the Peoples Natural Gas Acquisition are not filed with this Form 8-K. Essential Utilities, Inc. will file the required financial statements and pro forma financial information related to the Peoples Natural Gas Acquisition within the 75-day time period required by the applicable SEC regulations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL UTILITIES, INC.

By:	/s/ Christopher P. Luning
Christopher P. Luning
Executive Vice President, General Counsel and Secretary

Dated: March 18, 2020